                                   EXHIBIT 5.1

                               January 10, 1997

Board of Directors
The Maxim Group, Inc.
1035 Cobb Industrial Drive, NE
Marietta, Georgia 30062

                           RE:      The Maxim Group, Inc.
                                    Registration Statement on Form S-8
                                    932,615 Shares of $.001 par value
                                    Common Stock
                                    Replacement Stock Option Plan

Gentlemen:

         We have acted as counsel for The Maxim Group, Inc. (the "Company") in connection with the registration, pursuant to a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, covering the Shares of 932,615 shares of its $.001 par value Common Stock (the "Shares") reserved pursuant to the Company's assumption of that certain Plan and Agreement of Conversion dated July 30, 1993 of the Company's wholly-owned subsidiary, Image Industries, Inc.

         In connection therewith, we have examined the following:

         (1) The Certificate of Incorporation of the Company, certified by the Secretary of State of the State of Delaware;

         (2) The By-Laws of the Company, certified as complete and correct by the Secretary of the Company;

         (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company;

         (4) Certificate of Good Standing with respect to the Company, issued by the Secretary of State of the State of Delaware; and

         (5)      The Registration Statement, including all exhibits thereto.

Board of Directors
The Maxim Group, Inc.
January 10, 1997
Page Two

         Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that:

         (A) The Company has been duly incorporated under the laws of the State of Delaware and is validly existing and in good standing under the laws of that state.

         (B) The Shares covered by the Registration Statement have been legally authorized and when issued in accordance with the terms described in said Registration Statement, will be validly issued, fully paid and nonassessable.

         We consent to the filing of this opinion as an exhibit to the aforementioned Registration Statement on Form S-8 and to the reference to this firm under the caption "Legal Matters" in the Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                          Sincerely,

                                          SMITH, GAMBRELL & RUSSELL, LLP

                                          /s/ Robert T. Molinet
                                          -------------------------------------
                                          Robert T. Molinet



RTM/dkaw